Exhibit 3.269

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Filed: 3/16/06

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin Statutes:

Article 1. Name of the limited liability company:

Burlington Coat Factory of Wisconsin, LLC

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. Name of the initial registered agent: CSC-Lawyers Incorporating Service Company

Article 4. Street address of the initial registered office: (The complete address, including street and number, if assigned, and ZIP code. P 0 Box address may be included as part of the address, but is insufficient alone.)

25 West Main Street

Madison, WI 53703

Article 5. Management of the limited liability company shall be vested in its members

Article 6. Name and complete address of each organizer:

Cindy Rashed Reilly

c/o Kirkland & Ellis, LLP

153 East 53rd Street

New York, 10022

/s/ Cindy Rashed Reilly